UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2009

China Agro Sciences Corp.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49687 (Commission File Number)	33-0961490 (I.R.S. Employer Identification No.)

101 Xinanyao Street, Jinzhou District Dalian, Liaoning Province PRC 116100 (Address of principal executive offices) (zip code)

(212) 232-0120 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 21, 2009, China Agro Sciences Corp. (“CHAS”) entered into a Share Exchange Agreement (the “Agreement”) with China HGS Investment, Inc., a Delaware corporation (“HGS”) and Rising Pilot, Inc., a British Virgin Islands business company which owns 100% issued and outstanding capital stock of HGS (the “HGS Shareholder”).  The closing of the Agreement is pending the satisfaction of certain conditions which must occur prior to August 31, 2009.  The Agreement provides for the following:

a. On the Closing Date (which will occur no later than August 31, 2009), the HGS Shareholder shall transfer and assign to CHAS all of the issued and outstanding capital stock of HGS.

b. On the Closing Date, CHAS shall deliver to the HGS Shareholder or its assignees a total of 14,000,000 shares of CHAS common stock.

c. Prior to the Closing Date, Dalian Holding Corp., a Florida corporation and a wholly-owned subsidiary of CHAS (“Dalian Holding”) which owns all the assets of CHAS will assume all of the liabilities and contingent liabilities of CHAS which exist prior to the Closing of the Share Exchange.  At the same time, CHAS will enter into a management agreement with Zhengquan Wang, its previous CEO, and Dalian Holding (the “Management Agreement”), pursuant to which it is agreed that Mr. Wang will manage Dalian Holding within his discretion, provided that his actions or inactions would not have a materially adverse effect to CHAS. The Management Agreement will further provide that Mr. Wang will purchase Dalian Holding and assume all of its liabilities (the “Spin-Out”) on terms to be negotiated and approved by the CHAS shareholders, provided that, if the Spin-Out does not occur within ninety (90) days following the Closing of the Share Exchange, the Share Exchange shall be unwound.

d. The Boards of Directors of each of CHAS and HGS agree that within 30 days after the Closing of the Share Exchange, CHAS shall enter into an entrusted management agreement (the “Entrusted Management Agreement”) with the management of Shaanxi Guangsha Investment (the “Shaanxi Guangsha Management”), pursuant to which CHAS will issue to Mr. Xiaojun Zhu, CEO of Shaanxi Guangsha Investment and his management team an aggregate of 25,000,000 newly issued shares of common stock of CHAS, provided that all Mr. Xiaojun Zhu's shares of Shaanxi HGX are transferred to unrelated third party in advance.
e. In connection with the change of control contemplated by the Share Exchange, the directors and officers of CHAS will be resigning from their positions, and new directors and officers will be appointed effective ten (10) days following the filing and mailing of a Schedule 14F-1.

 The significant conditions that must be satisfied before the closing of the Share Exchange are:

•	Approval of the Share Exchange by the HGS Shareholder;

•	Delivery by HGS to CHAS of the financial statements required for compliance with the filing requirements of the Securities and Exchange Commission.

The Share Exchange provides that it will terminate if the Share Exchange has not closed by August 31, 2009, unless extended by the written agreement of CHAS and HGS.

The foregoing description is qualified in its entirety by reference to the full text of the Share Exchange which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01                      Financial Statements and Exhibits

Exhibits
10.1
Share Exchange Agreement dated as of August 21, 2009 among China Agro Sciences Corp., China HGS Investment, Inc., a Delaware corporation, and Rising Pilot, Inc., a British Virgin Islands business company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2009	China Agro Sciences Corp.,

/s/ Zhengquan Wang
Zhengquan Wang
Chief Executive Officer